Exhibit 10.1
AMENDMENT TO EXECUTIVE EMPLOYMENT AGREEMENT
     This Amendment (this “Amendment”) is made effective as of August 14, 2008, by and between PET DRX CORPORATION, a Delaware corporation (the “Company”), and GREGORY J. EISENHAUER (the “Executive”).
RECITALS
     WHEREAS, the Executive and the Company’s wholly owned subsidiary, XLNT Veterinary Care, Inc., a Delaware corporation, are parties to the Executive Employment Agreement made effective as of October 19, 2007 (the “Employment Agreement”);
     WHEREAS, the Company and the Executive desire to amend the Employment Agreement by execution of this Amendment;
     WHEREAS, the Executive has notified the Company of his decision to resign voluntarily from his employment with the Company; and
     WHEREAS, the Company and the Executive desire that the Executive will remain employed by the Company through November 30, 2008 to ensure a smooth transition, subject to the terms and conditions of this Amendment;
     NOW, THEREFORE, in consideration of the mutual promises in this Amendment, the parties hereby amend the Employment Agreement as follows:
     1. Notwithstanding the terms of Section 2 of the Employment Agreement, the term of the Executive’s employment shall end on the earlier of: (i) November 30, 2008, and (ii) the date of termination of employment in accordance with Section 5 (the “Employment Term”). At the end of the Employment Term, Executive will cease to be employed by the Company at the close of business on such date, without the requirement of any further action by any party, and in such case, the Executive will be deemed to have voluntarily resigned on such date as an employee and officer and from all positions he holds with the Company and its subsidiaries.
     2. During the Employment Term, the Executive shall continue to serve as, and carry out the duties of, the chief financial officer of the Company, which duties shall continue to include responsibility for, and oversight of, the preparation of the Company’s Form 10-Q for the quarterly periods ended June 30, 2008 and September 30, 2008, respectively, to be filed with the U.S Securities and Exchange Commission and shall sign the related certifications as the principal financial officer of the Company.

     3. (a) Section 4(a) of the Employment Agreement is amended by deleting the last sentence thereof.
          (b) Section 4(b) of the Employment Agreement is amended by deleting the existing language thereof and adding in lieu thereof the following:
“If the Executive remains employed by the Company through November 30, 2008, the Company will pay the Executive a cash lump sum bonus of $55,000 (the “Retention Bonus”). Additionally, Executive agrees that his option to purchase 44,000 shares of the common stock of the Company at an exercise price of $6.50 per share granted to him on March 28, 2008 is hereby forfeited as of the date hereof. Payment of the Retention Bonus is contingent upon the Executive executing and returning to the Company the Separation Agreement attached hereto as Exhibit A to this Amendment within five (5) days following his termination of employment, and not revoking the Separation Agreement within seven (7) days after its execution.”
     4. (a) Section 5(b) of the Employment Agreement is revised by deleting therefrom Paragraph (i), Paragraph (ii) and Paragraph (iv), and by deleting from Paragraph (iii) the words “and/or potential Annual Bonus opportunity of the Executive”.
          (b) Section 5(c) of the Employment Agreement is deleted and replaced with the following language:
     “The Company may terminate the Employment Agreement and the Executive’s employment without Cause at any time. In the event that the Executive’s employment is terminated by the Company without Cause (other than due to the Executive’s death or Disability), the Executive shall be entitled to:
     (i) the Accrued Obligations, which shall be paid when such amounts would have been paid if the Executive had remained employed following such termination by the Company without Cause;
     (ii) the Executive’s Annual Base Salary prorated from the termination date through November 30, 2008, payable in accordance with the Company’s standard payroll practices, and the Retention Bonus payable in on November 30, 2008;
     (iii) continuation of all of the health, dental, life and other benefits previously provided to the Executive under the Company’s plans for the shorter of (i) the period through November 30, 2008 and (ii) the period that the Executive is entitled to continuation of health coverage under the Consolidated Omnibus Budget Reconciliation Act of 1985 (“COBRA”); provided that the Executive must elect COBRA coverage to be entitled to this benefit, and provided further that:

     (A) if any such plan is fully insured, then the Executive shall be required to pay as each COBRA premium an amount equal to the allocable share of the cost of coverage for similarly situated active employees of the Company under such plan; or
     (B) if any such plan is not fully insured, the Executive shall be required to pay the full COBRA premium and the Company will reimburse the Executive for a portion of the COBRA premium charged to the Executive that represents the Company’s allocable share of the cost of coverage for similarly situated active employees of the Company under such plan;
provided, however, that as a condition of receiving the payments in paragraphs (ii) through (iv), the Executive must execute and return the Separation Agreement attached hereto as Exhibit A to the Company within five (5) days following his termination of employment, and not return a revocation of the Separation Agreement for the Company’s receipt within seven (7) days after the Executive executes the Separation Agreement.”
     5. This Amendment shall supersede any contrary or inconsistent provisions of the Employment Agreement, notwithstanding that any such provisions of the Employment Agreement that may not be specifically amended by this Amendment.
     6. Except as specifically provided in this Amendment, the terms of the Agreement shall remain in full force and effect.
     IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the day and year first above written.

PET DRX CORPORATION
Date:	By:
		Name:	Steven T. Johnson
		Title:	President and COO

Date:
GREGORY J. EISENHAUER

EXHIBIT A
SEPARATION AGREEMENT

SEPARATION AGREEMENT
     THIS AGREEMENT (this “Agreement”) is made and entered into as of the ___day of _________, 2008, by and among PET DRX CORPORATION, a Delaware corporation (the “Company”) and GREGORY J. EISENHAUER (“Executive”).
BACKGROUND
     Executive was employed by the Company through _________, 2008, pursuant to that certain employment agreement dated October 19, 2007 (the “Employment Agreement”), as amended by the Amendment dated August 14, 2008 (the “Amendment”). Effective _________, 2008, Executive’s employment terminated. In connection with Executive’s termination of employment and the execution of this Agreement, the Company agrees to provide Executive with the payments and benefits described in Section 4(b) or 5(c), as applicable, of the Amendment.
AGREEMENT
     In consideration for the mutual promises contained in this Agreement, the Company and Executive agree as follows:
1. Employment Termination.
     (a) General Terms. The Company and Executive agree that:
          (1) Executive ceased to be an employee and officer of the Company as of _________, 2008 (the “Termination Date”); and
          (2) Executive hereby resigns, effective as of the date he signs this Agreement, from any and all titles and positions with the Company. Executive agrees to tender and memorialize his resignation from any and all such positions in any other manner and form as the Company may reasonably request.
     (b) Satisfaction of Obligations. The payments, benefits and other consideration provided by the Company under Section 4(b) or 5(c), as applicable, of the Amendment are in full and final satisfaction of all obligations that the Company has to Executive, except as provided in Section 3(a) hereof. Without limiting the foregoing, these payments and benefits replace any and all obligations of the Company under any and all letters, agreements, understandings, plans and policies, relating to Executive’s employment and severance, except as provided in Section 3(a) hereof. Executive agrees that the payments and benefits described in Section 4(b) or 5(c), as applicable, of the Amendment are adequate consideration for (i) the agreements he makes in this Agreement, and (ii) the releases he gives pursuant to this Agreement.
     (c) No Other Payments or Benefits. Executive shall not be eligible for, and he will not receive, any payments or benefits from the Company, or under any plan,

agreement, or arrangement in which Executive or the Company are a party or participate which are not expressly set forth in this Agreement.
2. Cooperation.
     (a) Nondisparagement. Executive agrees that he shall not, directly or indirectly, in any capacity or manner, make, cause, encourage or assist to be made any statements, comments or remarks, whether oral, in writing or electronically transmitted, which might reasonably be considered to be derogatory, defamatory or critical of, or negative towards, or to malign, harm, defame, disparage or damage the reputation of the Company or any of the other Released Parties (as defined below). This section shall not apply to any communications that are (i) intended to comply with the requirements and policies of any federal or state agency, (ii) intended to cooperate with any investigation or request for information from any state or federal government agency, or (iii) made in connection with any judicial or administrative proceeding. Executive agrees that he will not make any statements about any of the Released Parties to the press (including without limitation any newspaper, magazine, radio station or television station) without the prior written consent of the Chairman of the Board of Directors of the Company
     (b) Cooperation as a Witness. Executive shall cooperate with the Company as a witness in all matters about which he has knowledge as a result of his prior positions with the Company if the Company requests his testimony. To the extent practicable and within the control of the Company, the Company will use reasonable efforts to schedule the timing of his participation in any such witness activities in a reasonable manner to take into account his then-current employment, and will pay the reasonable documented out-of-pocket expenses that the Company pre-approves and that Executive incurs for travel required by the Company with respect to those activities.
3. General Release of Claims by Executive.
     (a) Release. As a material inducement for the Company to enter into this Agreement, Executive hereby forever, irrevocably and unconditionally, releases and discharges the Company and other Released Parties (as defined below) from any and all charges, claims, liabilities, agreements, damages, causes of action, suits, costs, losses, debts and expenses (including attorneys’ fees and costs actually incurred) of any nature whatsoever, known or unknown, which he now has, or claims to have, or which Executive at any time had, or claimed to have, or which Executive at any time hereafter may have, or claim to have, against the Company, in each case as to acts or omissions occurring up to and including the date Executive signs his Agreement, including, without limitation, any claim of breach of fiduciary duty, rights arising out of alleged violations of any contracts, express or implied, any covenant of good faith and fair dealing, express or implied, or any tort, or any legal restrictions on the Company’s right to terminate employees, or any federal, state or other governmental statute, regulation, or ordinance (all such matters hereby released, collectively referred to as “Claims”).

This release will not apply to any claim for payments or benefits Executive may have under the terms of the Amendment, any rights he may have with respect to vested stock options or any rights to the “Accrued Obligations” as defined in the Employment Agreement.
     (b) Released Parties. As used in this Agreement, the “Released Parties” are the Company and all of its related companies, partnerships or joint ventures, including but not limited to, direct and indirect parent and subsidiary companies, and their predecessors and successors; and, with regard to each of those entities, except for Executive, all of its past and present employees, officers, directors, stockholders, owners, representatives, assigns, attorneys, agents, insurers, employee benefit programs (and the trustees, administrators, fiduciaries and insurers of these programs) and any other persons acting by, through, under or in concert with any of the persons or entities listed in this subsection. Executive understands that this release covers him and anyone who might have a claim through him or because of him, such as a past, current or future spouse, his family, heirs, executors, representatives, agents and their successors and assigns.
     (c) No Lawsuits. Executive has not filed or caused to be filed any lawsuit, complaint or charge with respect to any Claim he is releasing in this Agreement. Executive agrees never to institute, or participate in any action against any of the Releasees with respect to any Claim released by this Agreement, except as required by subpoena, court order, or other compulsory process and except that he may participate in an investigation or proceeding conducted by an agency of the United States government or of any state. Executive has not assigned or transferred any Claim he is releasing, nor has he purported to do so. Notwithstanding any language herein to the contrary, Executive understands that nothing in this Release prohibits Executive from filing or pursuing a charge of discrimination with the Equal Employment Opportunity Commission (“EEOC”) or a claim with the National Labor Relations Board (“NLRB”); provided that, by signing this Agreement, Executive agrees to waive and relinquish any personal or monetary gain that would otherwise result from such EEOC or NLRB claim.
     (d) Release of Age Claims. Executive expressly and specifically waives any and all rights or claims which he may have under the Age Discrimination in Employment Act of 1967, 29 U.S.C. Section 621 et seq. (“ADEA”). Executive acknowledges that this waiver is knowingly and voluntarily made and specifically agrees that: (i) this waiver is written in a manner that he understands; (ii) this waiver specifically relates to rights and claims under the ADEA; (iii) he does not waive any rights or claims that may arise after the date he signs this Agreement; (iv) he is waiving these rights or claims in exchange for substantial consideration in excess of anything of value to which he is otherwise entitled to receive; (v) he has been advised in writing, and given the opportunity, to consult with an attorney before signing this Agreement; (vi) he has been given a period of 21 days to review this Agreement; and (viii) after Executive has signed this Agreement, he may revoke this Agreement by providing written notice to the Companies as provided in Section 6 hereof within 7 days following his execution of the Agreement. Executive specifically agrees that the 21-day period that he has to review this Agreement (including this release) and to consult an attorney began to run on the date he executed the Amendment, and that any changes made since that date have not extended or restarted that 21-day period.
4. Consequences of Violating Executive’s Agreements or Breaching Executive’s Release.
Executive understands that his agreements in Section 2 and the releases provided in this Agreement are especially important reasons why the Company offered Executive the Retention Bonus referenced in the Amendment. Executive agrees that, in the event of his actual or threatened breach of any agreement, any release or any other terms of this Agreement, the Company, in addition to all other rights and remedies available to it at law or in equity, may recover damages from Executive, and will be entitled to an injunction restraining Executive from breaching his agreements, the releases or any other terms of this Agreement. Executive also agrees to pay the reasonable attorneys’ fees and related damages the Company may incur as a result of Executive breaching his agreements, a release or any other term(s) of this Agreement or if any representation Executive made in this Agreement was false when made. Executive understands that no provision in this Agreement is to be construed as a waiver or prohibition against the Company pursuing any other legal or equitable remedy for a breach of this Agreement. Executive understands, however, that this section will not apply to any challenge of the validity of the release given under the ADEA.
5. Miscellaneous Provisions.
     (a) Binding Agreement. This Agreement is final and binding. Executive has carefully read and fully understands all of the provisions of this Agreement.
     (b) Entire Agreement. This Agreement forms the entire agreement between the Company and Executive and supersede all other agreements, understandings, plans or arrangements relating to the subject matter hereof, except that (1) the provisions of Sections 6 through 12 of the Employment Agreement shall survive Executive’s termination of employment pursuant to Section 12(d) thereof, and (2) this Agreement does not supersede or affect the Confidentiality and Assignment of Creative Works Agreement between XLNT and Executive dated November 6, 2007. Executive acknowledges that the Company has made no representations or promises to Executive, written or oral, other than those in this Agreement.
     (c) Amendment. This Agreement may not be modified, amended, supplemented or terminated except by a written instrument executed by the parties hereto.
     (d) Assignment. The rights and obligations of the Company under this Agreement shall inure to the benefit of the Company’s successors and assigns. This Agreement may be assigned by the Company to an affiliate, to any legal successor to all or a portion of the business of the Company or an affiliate, or to an entity which purchases assets from either of the Company or an affiliate. In the event the Company assigns this Agreement as permitted by this Agreement, “the Company” as defined herein will refer to the assignee. Executive may not assign this Agreement.
     (e) Waiver. The waiver by the Company of any breach of this Agreement by any party shall not be effective unless in writing, and no such waiver shall constitute the waiver of the same or another breach on a subsequent occasion.
     (f) Governing Law and Jurisdiction. This Agreement will be governed by and construed in accordance with Tennessee law.
     (g) Interpretation. Captions and section and subsection headings used herein are provided for convenience only and are not part of this Agreement and shall not be used in construing it. Executive acknowledges that this Agreement is not an admission of guilt or wrongdoing by the Company.
     (h) Blue Penciling. If any court or arbitrator determines that any of the provisions contained in this Agreement, or any part of it, are unenforceable because of the length of any period of time, the size of any area or the scope of activities contained in those provision(s), then that period of time, area or scope will be considered to be adjusted to a period of time, area or scope which would cure that invalidity, and those provisions in their revised form will then be enforced to the maximum extent permitted by applicable law.
     (i) Severability. Each of the covenants and agreements hereinabove contained shall be deemed separate, severable and independent covenants, and in the event that any covenant shall be declared invalid by any court of competent jurisdiction, such invalidity shall not in any manner affect or impair the validity or enforceability of any other part or provision of such covenant or of any other covenant contained herein.
     (j) Counterparts. This Agreement may be signed in counterparts, and the signed counterparts will form a single agreement.

6. Notice and Acknowledgement.
     Executive acknowledges that, before signing this Agreement, he was given a period of 21 days in which to consider this Agreement. Executive understands this Agreement and is entering into it voluntarily. If Executive chooses to sign this Agreement before the 21 days have elapsed since this Agreement was delivered to him, he agrees that he has done so knowingly and voluntarily without coercion or duress of any kind. Executive further acknowledges that the Company has encouraged and does encourage him to discuss this Agreement with an attorney before signing it and that Executive did so to the extent he deemed appropriate. In any event, before Executive signs this Agreement, he will have thoroughly reviewed, carefully considered and understood its effect. Also, after Executive has signed this Agreement, he has 7 days to reconsider and revoke it, but he must do so within that 7-day period by providing written notice received by the Company during that 7-day period at Pet DRx Corporation, 215 Centerview Drive, Suite 360, Brentwood, TN 37027, Attention: George Villasana.

PET DRX CORPORATION
Date:	By:
Name:
Title:

Date:
GREGORY J. EISENHAUER